Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated as of February 23, 2017 among iBio, Inc., a Delaware corporation (the “Company”), and Bryan Capital Investors LLC, a Texas limited liability company (“Bryan Capital Investors”).

WHEREAS, Bryan Capital Investors owns 30,000,000 units of limited liability company interests (“Units”) of iBio CMO LLC, a Delaware limited liability company (“iBio CMO”), representing 30% of the outstanding equity of iBio CMO, and the Company owns the remaining outstanding Units of iBio CMO.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to Bryan Capital Investors one (1) share of its iBio CMO Preferred Tracking Stock, par value $0.001 per share (the “Preferred Tracking Stock”), in exchange for 29,990,000 Units of iBio CMO held by Bryan Capital Investors (the “Exchange Units”), on the terms and subject to the conditions set forth herein (the “Exchange”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Bryan Capital Investors agree as follows:

ARTICLE I
DEFINITIONS

1.1       Definitions. In addition to the terms defined elsewhere in this Agreement the following terms have the meanings set forth in this Section 1.1:

“AAA” shall have the meaning assigned to such term in Section 5.9(c).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act. For the purposes of this Agreement, the Company and its Subsidiaries will not be deemed an Affiliate of Bryan Capital Investors or its Subsidiaries and Bryan Capital Investors and its Subsidiaries will not be deemed an Affiliate of the Company or its Subsidiaries.

“Agreement” shall have the meaning assigned to such term in the introduction.

“Board of Directors” means the board of directors of the Company.

“Bryan Capital Investors” shall have the meaning assigned to such term in the Introduction.

“Bryan Capital Investors Party” shall have the meaning assigned to such term in Section 4.6(a).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” shall have the meaning assigned to such term in Section 2.3(b)(ii).

“Change in Control” means, with respect to any Person, any event that causes such Person to cease to be Controlled by such Person’s Controlling Person(s) as of the date of this Agreement.

“Closing” shall have the meaning assigned to such term in Section 2.2.

“Closing Date” shall have the meaning assigned to such term in Section 2.2.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company” shall have the meaning assigned to such term in the introduction.

“Company Indemnified Liability” shall have the meaning assigned to such term in Section 4.6(a).

“Control,” including the correlative terms “controlling,” “controlled,” and “under common control with,” means the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights in a Person or possession of the power to direct or cause the direction of the management or policies of the Controlled Person, whether through the ownership of voting securities, contract or otherwise.

“DGCL” shall have the meaning assigned to such term in Section 3.1(s).

“Disclosure Schedules” shall have the meaning assigned to such term in Section 3.1.

“Exchange” shall have the meaning assigned to such term in the preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Units” shall have the meaning assigned to such term in the preamble.

“Financial Statements” shall have the meaning assigned to such term in Section 3.1(f).

“GAAP” shall have the meaning assigned to such term in Section 3.1(f).

“iBio CMO” shall have the meaning assigned to such term in the preamble.

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 3.1(m).

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“knowledge” means, with respect to the Company, the knowledge of the following individuals after due inquiry: Robert B. Kay, Robert L. Erwin and Mark Giannone.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction.

“Mandatory Exchange” shall have the meaning assigned to such term in the Certificate of Designation.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(a).

“Operating Agreement” shall have the meaning assigned to such term in Section 3.2(b).

“Operating Agreement Amendment” shall have the meaning Section 2.3(b)(iv)(B).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Tracking Stock” has the meaning assigned to such term in the preamble.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Required Approvals” shall have the meaning assigned to such term in Section 3.1(d).

“SEC Documents” shall have the meaning assigned to such term in Section 3.1(f).

“Securities Act” shall have the meaning assigned to such term in the preamble.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“Takeover Law” means any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws of any jurisdiction that may purport to be applicable to the Transaction Documents and the transactions contemplated thereby.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange or the OTC Bulletin Board.

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“Transaction Documents” means this Agreement and all exhibits and schedules hereto.

“Units” shall have the meaning assigned to such term in the preamble.

ARTICLE II
THE EXCHANGE

2.1       The Exchange. Upon the terms and subject to the conditions of this Agreement, the Company shall issue and sell to Bryan Capital Investors, the Preferred Tracking Stock, and in exchange therefor at the Closing, Bryan Capital Investors shall transfer and deliver to the Company the Exchange Units.

2.2       The Exchange Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the third Business Day following the satisfaction or waiver of the conditions to the obligations of the parties hereto set forth in Section 2.3 or on such other date as the Company and Bryan Capital Investors may mutually agree upon in writing. (The date on which the Closing occurs, the “Closing Date”). Upon the Closing, the Company will deliver a certificate representing the Preferred Tracking Stock registered in the name of Bryan Capital Investors, and the transfer of the Exchange Units to the Company shall be recorded on the Schedule of Members of iBio CMO.

2.3       Closing Conditions.

(a)       The obligations of the Company hereunder to effect the Closing are subject to the following conditions being met:

(i)       the representations and warranties of Bryan Capital Investors contained in this Agreement (A) that are not qualified as to “materiality” shall be true and correct in all material respects as of the Closing Date, and (B) that are qualified as to “materiality” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct in all material respects or true and correct, as the case may be, as of such specified date;

(ii)       all obligations, covenants and agreements of Bryan Capital Investors required to be performed at or prior to the Closing Date shall have been performed.

(b)       The obligations of Bryan Capital Investors hereunder to effect the Closing are subject to the following conditions being met:

(i)       the representations and warranties of the Company contained in this Agreement (A) that are not qualified as to “materiality” shall be true and correct in all material respects as of the Closing Date, and (B) that are qualified as to “materiality” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct in all material respects or true and correct, as the case may be, as of such specified date;

(ii)       the Company shall have filed with the Delaware Secretary of State a Certificate of Designation substantially in the form attached hereto as Exhibit A setting forth the powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Tracking Stock (the “Certificate of Designation”);

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(iii)       all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iv)       the Company shall have delivered or cause to be delivered to Bryan Capital Investors the following:

(A)       a certificate of the Secretary or Assistant Secretary of the Company, certifying as to (1) the Certificate of Incorporation of the Company, as amended (including, without limitation, by the Certificate of Designation), and the Corporate Bylaws of the Company, as amended, (2) board resolutions authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, including the issuance of the Preferred Tracking Stock and (3) the incumbency of the officers authorized to execute the Transaction Documents, setting forth the name and title and bearing the signatures of such officers;

(B)       an opinion from Andrew Abramowitz, PLLC, counsel to the Company, dated as of such Closing, in the form attached hereto as Exhibit C; and

(C)        (B) a copy of that certain Amendment No. 1 to the Operating Agreement, substantially in the form attached hereto as Exhibit D (the “Operating Agreement Amendment”), duly executed by the Company and iBio CMO.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1       Representations and Warranties of the Company. Except as set forth under the corresponding section of the disclosure schedules delivered to Bryan Capital Investors concurrently herewith (the “Disclosure Schedules”), attached hereto as Exhibit B, which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to Bryan Capital Investors as of the date hereof and as of the Closing Date (or if a date is specified in a representation or warranty, as of such specified date):

(a)       Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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(b)       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents, to issue the Preferred Tracking Stock in accordance with the terms hereof and the Certificate of Designation and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Preferred Tracking Stock, have been duly authorized by all necessary action on the part of the Company and no further action, other than filing of the Certificate of Designation with the Delaware Secretary of State, is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(c)       No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Tracking Stock) do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of any Trading Market on which the Common Stock is traded or quoted), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the cases of conflicts described in clause (ii) or (iii) that would not be material to the Company or any of its Subsidiaries.

(d)       Filings, Consents and Approvals. Other than filing of the Certificate of Designation with the Delaware Secretary of State, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, including but not limited to the issuance and sale of Preferred Tracking Stock, other than (i) filings that if not made would not materially affect the Company or any of its Subsidiaries (ii) filings required pursuant to the Exchange Act, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, (filings under clause (ii) and (iii), collectively, the “Required Approvals”).

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(e)       Issuance of the Preferred Tracking Stock. The shares of Preferred Tracking Stock are duly authorized and, when issued in exchange for the Exchange Units in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all taxes and charges with respect thereof and free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The issuance of the Preferred Tracking Stock as contemplated hereunder will not violate any preemptive or similar rights of the holders of any shares of Common Stock or other securities of the Company.

(f)       SEC Documents. The Company has filed all reports required to be filed by it under the Exchange Act for the previous five years (or such shorter period as the Company was required by law to file such material) (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has advised Bryan Capital Investors that a correct and complete copy of each of the SEC Documents (together with all exhibits and schedules thereto and as amended to date) is available at http://www.sec.gov, a website maintained by the Commission where Bryan Capital Investors may view the SEC Documents. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

(g)       Brokers. The Company has not employed any unaffiliated broker or finder, or incurred any liability for any brokerage or finders fees or any similar fees or commissions in connection with the transactions contemplated by this Agreement.

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(h)       Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest quarterly financial statements included within the SEC Documents, except as specifically disclosed in the SEC Documents, (A) there has been no event, occurrence or development that has had or could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (B) the Company has not incurred any liabilities (contingent or otherwise) other than (x) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (C) the Company has not altered its method of accounting, (D) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed, or made any agreements to purchase or redeem any shares of its capital stock, (E) the Company has not issued any equity securities ranking senior to or pari passu with the Preferred Tracking Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, (F) there has not been any material change to the capitalization of the Company and (G) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

(i)       Litigation. Except as described or disclosed in the SEC Documents, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(j)       Compliance with Laws. Neither the Company nor any of its Subsidiaries is in material violation of any law applicable to the Company or its Subsidiaries. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of any proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect

(k)       Private Placement. Assuming the accuracy of the representations and warranties of Bryan Capital Investors set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Preferred Tracking Stock by the Company as contemplated hereby.

(l)       No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Preferred Tracking Stock to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

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(m)       Intellectual Property. Except as set forth in the SEC Documents, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Documents as necessary or required for use in connection with their respective businesses and which the failure to so have could, individually or in the aggregate, result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within five (5) years from the date of this Agreement. Neither the Company nor any Subsidiary has received a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and, to the knowledge of the Company, there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

(n)       Own Account. The Company understands that the Exchange Units are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Exchange Units as principal for its own account and not with a view to or for distributing or reselling such Exchange Units or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Exchange Units in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Exchange Units in violation of the Securities Act or any applicable state securities law.

(o)       Accredited Investor Status. At the time the Company was offered the Exchange Units, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. The Company is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(p)       Experience and Access to Information. The Company, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Units. The Company has had access to such financial and other information as is necessary in order for the Company to make a fully informed decision as to any investment in the Exchange Units, and has had the opportunity to obtain any additional information necessary to verify any of such information to which the Company has had access.

(q)       General Solicitation. The Company is not entering into this transaction as a result of any advertisement, article, notice or other communication regarding the Exchange Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

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(r)       No Commitment for Additional Financing. The Company acknowledges and agrees that neither Bryan Capital Investors nor any of its Affiliates has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the exchange of the Exchanges Units for the Preferred Tracking Stock as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by Bryan Capital Investors or its representatives or Affiliates on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by Bryan Capital Investors or its representatives or Affiliates and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by Bryan Capital Investors and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Bryan Capital Investors and its Affiliates shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

(s)       DGCL Section 203 Approval. The Board of Directors has taken all actions necessary under the Delaware General Corporation Law (the “DGCL”), including approving the Transaction Documents and approving the transactions contemplated thereby, to ensure that the restrictions on Business Combinations (as defined in Section 203 of the DGCL) do not, and will not, apply to the Transaction Documents or the transactions contemplated thereby. Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will prohibit for any period of time, or impose any stockholder approval requirement with respect to, the Transaction Documents or the transactions contemplated thereby. No Takeover Law or other comparable takeover provision of the Certificate of Incorporation of the Company, as amended, or the Bylaws of the Company, as amended, applies to the Transaction Documents or the transactions contemplated thereby, prohibits the consummation of the transactions contemplated thereby or imposes any additional stockholder approvals or conditions with respect to the transactions contemplated thereby. The Board of Directors has taken all actions necessary to render inapplicable to the Transaction Documents and the transactions contemplated thereby Section 4.7 of the Share Purchase Agreement dated January 13, 2016 between the Company and Eastern Capital Limited.

(t)       Accuracy of Representations of the Company. The representations, warranties and agreements made by the Company herein have been made with the intent that they be relied upon by Bryan Capital Investors for purposes of the transactions contemplated by this Agreement. The Company represents and warrants that none of the representations or warranties made by the Company herein contains any false or misleading statement or omits to state a material fact.

3.2       Representations and Warranties of Bryan Capital Investors. Bryan Capital Investors represents and warrants to the Company as of the date hereof and as of the Closing Date (or if a date is specified in a representation or warranty, as of such specified date) as follows:

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(a)       Organization; Authority. Bryan Capital Investors is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, limited liability company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by Bryan Capital Investors of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of Bryan Capital Investors. Each Transaction Document to which it is a party has been duly executed by Bryan Capital Investors, and when delivered by Bryan Capital Investors in accordance with the terms hereof, will constitute the valid and legally binding obligation of Bryan Capital Investors, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)       Ownership of Exchange Units. Bryan Capital Investors owns good title to the Exchange Units, free and clear of all Liens, subject to the terms and conditions of the Amended and Restated Limited Liability Company Agreement of iBio CMO, dated January 13, 2016, as amended (the “Operating Agreement”), and applicable securities laws. The Exchange Units shall be transferred and delivered as required hereunder free and clear of all Liens, subject to the terms and conditions of the Operating Agreement and applicable securities laws. Bryan Capital Investors is the lawful record and beneficial owner of all of the Exchange Units.

(c)       Own Account. Bryan Capital Investors understands that the shares of Preferred Tracking Stock are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Preferred Tracking Stock as principal for its own account and not with a view to or for distributing or reselling such Preferred Tracking Stock or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Preferred Tracking Stock in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Preferred Tracking Stock in violation of the Securities Act or any applicable state securities law.

(d)       Accredited Investor Status. At the time Bryan Capital Investors was offered the Preferred Tracking Stock, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. Bryan Capital Investors is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. The information set forth in the Accredited Investor Questionnaire completed by Bryan Capital Investors and delivered to the Company is complete and accurate in all material respects.

(e)       Experience. Bryan Capital Investors, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Tracking Stock, and has so evaluated the merits and risks of such investment. Bryan Capital Investors is able to bear the economic risk of an investment in the Preferred Tracking Stock and, at the present time, is able to afford a complete loss of such investment. Bryan Capital Investors (i) has adequate means of providing for its current needs in the same manner as it would have been able to provide prior to making the investment in the Preferred Tracking Stock, (ii) has no need for liquidity in this investment, (iii) is aware of and able to bear the risks of this investment for an indefinite period of time and (iv) is presently able to afford a complete loss of such investment.

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(f)       General Solicitation. Bryan Capital Investors is not purchasing the Preferred Tracking Stock as a result of any advertisement, article, notice or other communication regarding the Preferred Tracking Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g)       Information. Bryan Capital Investors represents that it has access to the Company’s SEC Documents and each of the exhibits attached hereto. Bryan Capital Investors and its attorneys, investment advisors, business advisors, tax advisors and accountants have had sufficient access to all documents and records pertaining to the Company and this proposed investment, including but not limited to the SEC Documents and the exhibits attached hereto. Additionally, Bryan Capital Investors and all of its advisors have had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and other matters pertaining to this investment, and all such questions have been answered to the satisfaction of Bryan Capital Investors. Bryan Capital Investors and all of its advisors have had an opportunity to obtain any additional information which the Company possesses, or can acquire without unreasonable effort or expense, necessary to verify the accuracy of the information furnished in the SEC Documents and any exhibits attached hereto. Nothing in this Section 3.2(g) limits or modifies the representations and warranties of the Company in Section 3.1 or the right of the Bryan Capital Investors to rely thereon.

(h)       Risk/Lack of Market. Bryan Capital Investors recognizes that an investment in the Preferred Tracking Stock involves significant risks, including, without limitation, those set forth in the SEC Documents. Bryan Capital Investors acknowledges that the Company’s continued operation is highly dependent upon its ability to raise substantial additional capital and/or increase revenues. No assurance can be given that the Company will be successful in raising any such capital and/or increasing revenues. The failure to raise such capital and/or increase revenues would have a material and adverse effect on the Company’s operations and financial condition. Bryan Capital Investors realizes that it may not be able to sell or dispose of any of the shares of Preferred Tracking Stock and that no market of any kind (public or private) may be available for any of the shares of Preferred Tracking Stock at the time Bryan Capital Investors elects to sell its Preferred Tracking Stock. In addition, Bryan Capital Investors understands that its right to transfer the Preferred Tracking Stock will be subject to restrictions contained herein and in applicable federal and state securities laws.

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ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1       Transfer Restrictions.

(a)       The Preferred Tracking Stock may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Preferred Tracking Stock other than pursuant to an effective registration statement or an exemption under the Securities Act, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Preferred Tracking Stock under the Securities Act. As a condition of any transfer, any such transferee, other than with respect to a transfer pursuant to a registration statement or an exemption under the Securities Act, shall agree in writing to be bound by the terms of this Agreement and shall have the rights of Bryan Capital Investors under this Agreement.

(b)       In addition to the restrictions set forth in Section 4.1(a), Bryan Capital Investors may not make an assignment, transfer, sale or other disposition (voluntarily, involuntarily or by operation of law, or any derivative transaction, including any short sale, collar, hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership) of all or any portion of, nor pledge, mortgage, hypothecate, grant a security interest in, or otherwise encumber all or any portion of the Preferred Tracking Stock, except with the prior written consent of the Company, which shall not be unreasonably withheld, conditioned, or delayed; provided that Bryan Capital Investors may transfer all or part of the Preferred Tracking Stock to an Affiliate without such consent. Any attempted transfer or encumbrance of the Preferred Tracking Stock, other than in strict accordance with this Section 4.1(b), shall be void. A Change in Control of Bryan Capital Investors, whether by a sale of all or substantially all of its assets, merger or otherwise, shall be deemed a transfer requiring consent hereunder (except to the extent that the deemed transfer is to a Person or Persons to whom, if the shares of Preferred Tracking Stock were directly transferred, consent would not be required under this Section 4.1(b)), which consent shall not be unreasonably withheld, conditioned or delayed.

(c)       Bryan Capital Investors agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the shares of Preferred Tracking Stock substantially in the following form:

THESE SHARES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN EXCHANGE AGREEMENT, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY UPON REQUEST.

4.2       Certificate of Designation. Promptly following the date hereof, the Company shall file the Certificate of Designation with the Delaware Secretary of State.

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4.3       Form D and Other Securities Filings or Press Releases. The Company agrees to timely file a Form D with respect to the Preferred Tracking Stock as required under Regulation D. The Company agrees to provide a copy of such Form D and any other filings with the Commission, or any press release to be issued by the Company, related to the transactions contemplated hereby to Bryan Capital Investors prior to such filing or issuance, as the case may be.

4.4       Mandatory Exchange. The Company shall, and shall cause iBio CMO to, at all times when the Preferred Tracking Stock is outstanding, reserve and keep available, for the purpose of effecting the Mandatory Exchange, the Exchange Units, and shall take, and shall cause iBio CMO to take, any and all action which may, in the reasonable determination of Bryan Capital Investors, be necessary in order effect the Mandatory Exchange.

4.5       [Reserved.]

4.6       Indemnification by Company.

(a)       The Company shall indemnify Bryan Capital Investors and its members, managers, officers, partners, employees and agents (each, a “Bryan Capital Investors Party”) and hold harmless Bryan Capital Investors Parties from and against any and all loss, cost, liability, damages, penalties, actions, suits and expenses (including reasonable attorneys’ fees and other legal expenses) which may be imposed upon, asserted against, paid or incurred by Bryan Capital Investors Parties (except and only to the extent that the same arises solely from gross negligence or willful misconduct on the part of a Bryan Capital Investors Party) at any time or from time to time in connection with the enforcement of the terms hereof or of any Transaction Document against the Company, or related to the consummation of the transactions contemplated hereby or under any Transaction Document with respect to the Company, including the prosecution or defense of any suit against the Company relating to or arising out of this Agreement or any Transaction Document, or any breach by the Company of its representations, warranties, covenants or agreements hereunder or under any Transaction Document or the default by the Company under this Agreement or any Transaction Document, or any action instituted against Bryan Capital Investors, or any of its Affiliates, by any stockholder of the Company who is not an Affiliate of Bryan Capital Investors, with respect to any of the transactions contemplated by this Agreement (unless such action is based upon a breach of Bryan Capital Investors’ representations, warranties or covenants under this Agreement or any agreements or understandings Bryan Capital Investors may have with any such stockholder or any violations by Bryan Capital Investors of state or federal securities laws or any conduct by Bryan Capital Investors which constitutes fraud, gross negligence, willful misconduct or malfeasance) (collectively the “Company Indemnified Liability”); provided, however, that the Company shall not be liable for the payment to any Bryan Capital Investors Party of any portion of such Company Indemnified Liability resulting from the gross negligence or willful misconduct on the part of a Bryan Capital Investors Party. If any action shall be brought against any Bryan Capital Investors Party in respect of which indemnity may be sought pursuant to this Agreement, such Bryan Capital Investors Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Bryan Capital Investors Party. Any Bryan Capital Investors Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Bryan Capital Investors Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Bryan Capital Investors Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Bryan Capital Investors Party under this Agreement (i) for any settlement by a Bryan Capital Investors Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed or (ii) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Bryan Capital Investors Party’s breach of any of the representations, warranties, covenants or agreements made by such Bryan Capital Investors Party in this Agreement or any Transaction Document.

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ARTICLE V

MISCELLANEOUS

5.1       Termination. This Agreement may be terminated at any time prior to the Closing:

(a)       by either the Company or Bryan Capital Investors, if the Closing shall not have occurred by March 23, 2017; provided, however, that the right to terminate this Agreement under this Section 5.1(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(b)       by either the Company or Bryan Capital Investors if there shall be in effect any final and nonappealable law, order or other legal restraint or prohibition by any governmental, regulatory, listing or administrative authority, agency or commission or any court, tribunal or judicial body preventing or making illegal the consummation of the transactions contemplated hereby;

(c)       by the Company if Bryan Capital Investors shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Section 2.3(a), which breach cannot be or has not been cured within five days after the giving of written notice by the Company to Bryan Capital Investors specifying such breach;

(d)       by Bryan Capital Investors if the Company shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which would give rise to the failure of a condition set forth in Section 2.3(b), which breach cannot be or has not been cured within five days after the giving of written notice by Bryan Capital Investors to the Company specifying such breach; or

(e)       by the mutual written consent of the Company and Bryan Capital Investors

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5.2       Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed to have been duly given or made (a) upon delivery if delivered personally (by courier service which tracks deliveries or otherwise), (b) upon delivery if sent by email before 5:00 p.m. (local time of the recipient) on a Business Day, or, if not, then on the next Business Day or (c) upon confirmation of dispatch if sent by facsimile transmission (which confirmation shall be sufficient if shown on the journal produced by the facsimile machine used for such transmission) before 5:00 p.m. (local time of the recipient) on a Business Day, or, if not, then on the next Business Day, and all legal process with regard hereto shall be validly served when served in accordance with applicable law, in each case to the applicable addresses set forth on the signature pages attached hereto.

5.4       Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Bryan Capital Investors or, in the case of a waiver, by the party granting the waiver. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5       Survival. The representations and warranties contained herein shall survive the Closing hereunder for a period of twelve months following the Closing. The provisions of Sections 4.6(a) and Section 5.9 shall survive the Closing indefinitely.

5.6       Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect the interpretation of any of the provisions hereof.

5.7       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Bryan Capital Investors. Bryan Capital Investors may assign any or all of its rights under this Agreement to any Person to whom Bryan Capital Investors assigns or transfers the Preferred Tracking Stock as permitted hereunder, provided that such transferee agrees in writing to be bound, with respect to the transferred Preferred Tracking Stock, by the provisions of the Transaction Documents that apply to Bryan Capital Investors.

5.8       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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5.9       Governing Law; Dispute Resolution.

(a)       This Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S.A., without regard to conflicts of laws provisions.

(b)       In the event of any dispute, controversy, or claim arising out of, relating to, or in connection with this Agreement, or the breach, termination, or validity thereof, between the parties, the parties will first attempt in good faith to resolve such dispute by negotiation and consultation between themselves. In the event that such dispute is not resolved on an informal basis within twenty (20) days, either party may, by written notice to the other, have such dispute referred to the Chief Executive Officer of each party, or his or her designee (who will be a senior executive), who will attempt in good faith to resolve such dispute by negotiation and consultation for a thirty (30) day period following receipt of such written notice.

(c)       In the event the parties are not able to resolve such dispute through the negotiation and consultation procedures set forth in Section 5.9(a), any party may at any time after the applicable negotiation and consultation period submit such dispute to be finally settled by arbitration administered by the American Arbitration Association (the “AAA”), including the AAA’s Procedures for Large, Complex Commercial Disputes, in effect at the time of the arbitration, except as they may be modified herein or by agreement of each of the parties. The seat of the arbitration shall be New York, New York, and it shall be conducted in the English language. The arbitration and this clause shall be governed by Title 9 (Arbitration) of the United States Code.

(d)       The arbitration shall be conducted by three arbitrators. The claimant shall appoint an arbitrator in its request for arbitration. The respondent shall appoint an arbitrator within 20 days of the receipt of the request for arbitration. The two arbitrators shall appoint a third arbitrator, who shall act as chair of the tribunal, within 20 days after the appointment of the second arbitrator. If any of the three arbitrators is not appointed within the time prescribed above, then the AAA shall appoint that arbitrator from its National Panel of Securities Arbitrators or its Large, Complex Commercial Case Panel, not including any such members affiliated with the securities industry. The chair of the tribunal shall be a citizen of the United States.

(e)       In addition to the authority conferred on the arbitration tribunal by the applicable rules, the arbitration tribunal shall have the authority to order such production of documents, generally consistent with the discovery permitted under the Federal Rules of Civil Procedure, as may reasonably be requested by any party or by the tribunal itself. In addition, any party may request a reasonable number of depositions of party witnesses.

(f)       The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, the AAA, the parties, their counsel, accountants and auditors, insurers and re-insurers, and any Person necessary to the conduct of the proceeding. The confidentiality obligations shall not apply (i) if disclosure is required by law, or in judicial or administrative proceedings, or (ii) as far as disclosure is necessary to enforce the rights arising out of the award.

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(g)       The arbitration award shall be final and binding on the parties. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets.

(h)       In order to facilitate the comprehensive resolution of related disputes, and upon request of any party that is party to the arbitration proceeding, the arbitration tribunal may consolidate the arbitration proceeding with any other arbitration proceeding involving this Agreement. The arbitration tribunal shall not consolidate such arbitrations unless it determines that (i) there are issues of fact or law common to the related proceedings so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) neither party would be prejudiced as a result of such consolidation through undue delay or otherwise.

5.10       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Bryan Capital Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.13       Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

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5.14       Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

5.15       Expenses. Each party shall pay its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement and the Transaction Documents; provided, that the Company shall reimburse Bryan Capital Investors within 10 days of receipt of notice thereof for any such expenses incurred by Bryan Capital Investors up to an aggregate amount of $300,000, including, but not limited to, any such expenses incurred in connection with (a) any amendment or modification to the terms of the Transaction Documents and matters related thereto or (b) a Mandatory Exchange.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

IBIO, INC.	Address for Notice:
By: /s/ Robert B. Kay Name: Robert B. Kay Title: Executive Chairman and CEO	iBio, Inc. 600 Madison Avenue, Suite 1601, New York, NY Attention: Chief Executive Officer Telephone: (302) 355-0650 Facsimile: (302) 356-1173
With a copy to (which shall not constitute notice):	Andrew Abramowitz, PLLC 565 Fifth Avenue, 9th Floor New York, NY 10017 Attention: Andrew Abramowitz, Esq. Telephone: (212) 972-8882 Facsimile: (212) 972-8883

BRYAN CAPITAL INVESTORS LLC	Address for Notice:
By: /s/Tim Sullivan Name: Tim Sullivan Title: Chief Financial Officer	3811 Turtle Creek Blvd., Suite 975 Dallas, Texas 75219 Phone: (214) 613-0881 Email: tsullivan@thirdpalm.com
With a copy to (which shall not constitute notice):	Vinson & Elkins L.L.P. 1001 Fannin St., Suite 2600 Houston, Texas 77002 Attn: David Cole and Milam Newby